                                                                    EXHIBIT 10.9

                             STOCK OPTION AGREEMENT



        AGREEMENT dated as of November 10, 1997 by and between AboveNet Communications, Inc., a California corporation, with principal offices located at 50 West San Fernando Street, Suite #1010, San Jose, California 95113 (the "Company"), and Warren Kaplan (the "Optionee").

                               W I T N E S S E T H

        WHEREAS, the Board of Directors of the Company authorized the grant to the Optionee of an option to purchase 700,000 shares of common stock of the Company (the "Common Stock"), conditioned upon the Optionee's acceptance thereof upon the terms and conditions set forth in this Agreement; and

        WHEREAS, the Optionee desires to acquire said option on the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the parties hereto hereby agrees as follows:

        1. Grant of Option. The Company hereby grants to the Optionee, effective as of the Hire Date, an option to purchase 700,000 shares of Common Stock at an exercise price of $0.10 per share (the "Exercise Price"), subject to the terms and conditions set forth herein.

        2. Vesting. (a) Subject to Sections 2(b), 4, 7, 9 and 10 hereof, this option may be exercised to purchase 700,000 shares of Common Stock in accordance with the following schedule: up to twenty percent (20%) of the shares of Common Stock underlying this option shall be purchasable as of the Hire Date (as such term is defined in the Employment Agreement, dated the date hereof, between Optionee and the Company (the " Employment Agreement")), and, commencing after the Hire Date, one-thirty-sixth (1/36) of the remaining shares of Common Stock underlying this option shall become purchasable on the last day of each month measured from and after the date hereof. This option shall expire and no shares of Common Stock may be purchased hereunder ten (10) years after the date hereof and thereafter.

               (b) Notwithstanding the provisions of Section 2(a) hereof, this option shall become 100% immediately exercisable at any time after the Hire Date
(i) upon a Change in Control Date (as defined below) or (ii) if Optionee is terminated without "Cause" (as such term is defined in the Employment Agreement) or (iii) there is a "material breach by the Company" (as such term is defined in the Employment Agreement). For purposes hereof, a Change in Control Date shall mean the date of a Corporate Transaction (as such term is defined in the Employment Agreement).

        3. Nonqualified Option; Withholding Tax. This option shall not be deemed an "Incentive Stock Option" under the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Optionee acknowledges that, under existing laws and regulations, exercise of this option may be a taxable event under the Code. In such event, the Optionee will be subject to a withholding tax on the difference between the purchase price of the shares and their fair market value on the date of exercise. Any such tax shall be paid to the Company by the Optionee within five (5) business days of receipt of a notice from the Company containing the amount thereof.

        4. Exercise of Option. Subject to the terms and conditions set forth herein, the Optionee may exercise this option at any time as to all or any of the shares of Common Stock then purchasable in accordance with Section 2 hereof by delivering to the Company written notice in the form attached hereto as Exhibit A. Such notice shall specify:

               (a) The number of whole shares of Common Stock to be purchased together with payment in full of the aggregate option price of such shares, provided that this option may not be exercised for fewer than one hundred (100) shares of Common Stock or the number of shares of Common Stock underlying the option that are exercisable pursuant to Section 2 hereof, whichever is smaller;

               (b) The name or names in which the stock certificate or certificates are to be registered;

               (c) The address to which dividends, notices, reports, etc. are to be sent; and

               (d) The Optionee's social security number.

        Such notice shall be accompanied by payment of the full purchase price for the shares of Common Stock underlying the option which are being exercised. The purchase price of the shares of Common Stock as to which the option is exercised shall be paid in full in U.S. dollars, in cash, or by certified or bank cashier's check payable to the order of the Company, free from all collection charges. The purchase price for the shares of Common Stock covered by this option may also be paid in shares of Common Stock owned by the Optionee having a Fair Market Value (as hereinafter defined) on the date preceding exercise equal to the aggregate purchase price, or in a combination of cash and Common Stock. In addition, this option also may be exercised by delivery of a properly executed exercise notice, together with irrevocable instructions to the Company to withhold from the shares that would otherwise be issued upon exercise that number of shares of Common Stock having a Fair Market Value equal to the option exercise price. As is used herein, the "Fair Market Value" of a share of Common Stock on any day means: (i) if the principal market for the Common Stock is The New York Stock Exchange, any other national securities exchange or the Nasdaq National Market, the closing sales price of the Common Stock on such day as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market, or (ii) if the principal market for the Common Stock is not a national securities exchange or the Nasdaq National Market and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the closing bid and the closing asked prices for the Common Stock on such day as quoted on such system, or (iii) if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the highest bid and lowest asked prices for the Common Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (i), (ii) and (iii) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined, in good faith, by the Board of Directors of the Company by any method which it deems to be appropriate. The determination of the Company shall be conclusive as to the Fair Market Value of the Common Stock. The Optionee shall not be entitled to any rights as a shareholder of the Company in respect of any shares of Common Stock underlying this option until such shares of Common Stock shall have been paid in full and issued to the Optionee.

        5. Delivery of Stock Certificate. As soon as practicable after the Company receives payment for shares of Common Stock covered by this option, it shall deliver a certificate or certificates representing the shares of Common Stock so purchased to the Optionee. Only one stock certificate will be issued unless the Optionee otherwise requests in writing.

        6. Nontransferability of Option. This option is personal to the Optionee and during the Optionee's lifetime may be exercised only by the Optionee. This option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or any right or privilege conferred hereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process on the rights and privileges conferred hereby, this option and the rights and privileges conferred hereby shall immediately become null and void.

        7. Effect of Termination of Employment. Subject to any provisions of
Section 3.3.2 of the Employment Agreement to the contrary, in the event that the Optionee's employment as an employee of the Company and, if applicable, of each direct or indirect subsidiary corporation (a "Subsidiary") of the Company (hereinafter the "Optionee's employment") is terminated prior to the time that this option has been fully exercised, this option shall be exercisable, as to any remaining shares of Common Stock subject hereto, only to the extent the option granted hereunder was exercisable pursuant to Section 2 hereof on the date the Optionee's employment ceased, including under Section 2(b) hereof, whether for cause, death, disability or any other reason, and the Optionee shall have no right to exercise this option with respect to any shares of Common Stock which shall not have vested pursuant to Section 2 hereof, as of the date the Optionee's employment ceased.

        8. No Right of Continued Employment. This option does not confer on the Optionee any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to determine the terms of the Optionee's employment.

        9. Antidilution; Adjustment. (a) In case the Company shall at any time after the date hereof and prior to the consummation of the initial public offering (the "IPO") of the Company's securities registered under the Securities Act of 1933, as amended (the "Act"), issue or sell any shares of Common Stock or issue warrants, options or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock ("Convertible Securities") resulting in Optionee owning less than 5% of the outstanding Common Stock (after giving effect to the conversion or exercise of all then outstanding Convertible Securities, including, but not limited to, outstanding warrants, preferred stock, options, debt securities convertible into the

Company's Common Stock and this option, but excluding the 110,000 shares of Common Stock issuable to Optionee pursuant to that certain Notice of Stock Option Grant dated as of the date hereof) (the "Ownership Interest"), then the Optionee shall be granted the right to purchase a number of shares, at a price of $0.10 per share, pursuant to the terms of this Agreement such that Optionee shall be entitled to maintain an interest in the Company equal to Optionee's then existing ownership interest in the Company. In addition, if, prior to an IPO, any shares of Common Stock or Convertible Securities are issued or sold for a consideration, or in the case of the issuance of Convertible Securities, an exercise price or conversion price, per share less than the Exercise Price in effect immediately prior to the issuance or sale of such securities, then forthwith upon such issuance or sale, the Exercise Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding (after giving effect to the conversion or exercise of all Convertible Securities) immediately prior to such issuance or sale multiplied by the then existing Exercise Price and (b) the aggregate amount of the consideration, if any, received by the Company upon such issuance or sale by (ii) the total number of shares of Common Stock outstanding (after giving effect to the conversion or exercise of all Convertible Securities) immediately after such issuance or sale. In no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation.

               (b) In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares of the Company, the number of shares covered by any unexercised portion of this option and the related Exercise Price per share shall be adjusted proportionately.

        10. Registration of Shares. (a) If, at any time prior to three years after the ten-year term of the option granted hereunder and after the time shares Common Stock of the Company are registered under the Act pursuant to an underwritten public offering, the Company shall determine to file any registration statement under the Act, covering any securities of the Company (other than registration statements on Form S-8 (unless the shares purchasable upon exercise of the option granted hereunder are eligible to be included in such Form S-8) or S-4 or any other form not generally available for the registration of securities for sale to the public) for its own account or for the account of others, the Company shall advise the Optionee by written notice at least 30 days prior to any filing, and shall, upon the request of the Optionee, include in any such registration statement, or any such post-effective amendment to a registration all of Registrable Securities (as hereinafter defined) that the Optionee has requested in writing to be registered upon the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter of such registration, if any, advises the Company that the inclusion of any or all of the Registrable Securities requested to be included in such registration would interfere with the successful marketing (including pricing) of the shares proposed to be registered by the Company, then the number of shares of Common Stock proposed to be included in such registration by the Optionee shall be eliminated or reduced pro rata among the persons requesting registration of shares of Common Stock underlying options containing substantially similar registration rights as contained in this Section 10 based upon the number shares of Common Stock requested to be registered by such persons.

                   (b) As used herein, Registrable Securities shall mean any Common Stock issuable upon the exercise of any options granted hereunder. All costs and expenses of such registration statement shall be borne by the Company, except underwriting discounts or commissions applicable to any of the securities sold and except the legal fees and expenses of the Optionee incurred in connection therewith.

                    (c) Whenever pursuant to Section 10(a) hereof, a registration statement relating to any of the Registrable Securities is filed under the Act, amended or supplemented, the Company shall, to the extent permitted by law, indemnify and hold harmless the Optionee against such losses, claims, damages, liabilities or actions, joint or several, to which the Optionee may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Optionee and underwriter for any legal or other expenses reasonably incurred by the Optionee or underwriter in connection with investigating or defending any such losses, claims, damages, liabilities or actions; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages, liabilities or actions arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by the Optionee, for use in the preparation thereof.

                    (d) The Optionee shall indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages, liabilities or actions, to which the Company or any such director, officer of controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue or alleged untrue statement in any preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by the Optionee for use in the preparation thereof, and shall reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, liabilities or actions.

                    (e) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise then under this Section 10.

                    (f) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party, the indemnifying party shall not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection the defense thereof, other than reasonable costs of investigation.

                    (g) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 10 to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification under the fault standards set forth in this Section 10, (ii) no seller of Common Stock guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any seller of Common Stock who was not guilty of such fraudulent misrepresentation and (iii) contribution by the Optionee shall be limited in amount to the net amount of proceeds received by him or it from the sale of the Registrable Securities.

                    (h) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, including the Company's IPO, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Common Stock acquired under this Agreement without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Common Stock subject to the Market Stand-Off, or into which such Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Common Stock acquired under this Agreement until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Subsection (h). This Subsection (h) shall not apply to Common Stock registered in the public offering under the Act. This Subsection
(h) shall terminate one (1) year after the Company's IPO.

                    (i) If the Company shall receive at any time after ninety
(90) days after the IPO, a written request from the Optionee that that the Company file a registration statement on Form S-8 (including a resale prospectus) covering the registration of all of the outstanding options then held by the

Optionee or any shares of Common Stock then held by the Optionee issued upon exercise of the option granted hereunder, the Company shall use its best efforts to effect the registration under the Act of all of such options.

                    (j) Optionee shall not be entitled to exercise any right provided for in this Section 10 at such time as all Common Stock acquired under this Agreement held by Optionee (and any affiliate of Optionee with whom Optionee must aggregate its sales under Rule 144) can be sold in any three
(3)-month period without registration in compliance with Rule 144 of the Act.

                11. Representations and Warranties of the Optionee. The Optionee represents and warrants to the Company that:

                    (a) The Optionee is acquiring this option and will acquire the shares of Common Stock purchasable hereunder for the Optionee's own account and not with a view towards the distribution, resale, subdivision or fractionalization thereof, and the Optionee has no present plans to enter into any contract, undertaking, agreement or arrangement for distribution, resale, subdivision or fractionalization of the shares of Common Stock purchased on exercise of this option;

                    (b) The Optionee (i) has adequate means of providing for his or her current needs and contingencies, (ii) has no need for liquidity in an investment in the Common Stock underlying this option, (iii) can bear the economic risk of losing his entire investment in the shares of Common Stock underlying this option, (iv) does not have an overall commitment to investments which are not readily marketable, that is, disproportionate to his or her net worth, and the Optionee's investment in the Common Stock underlying this option will not cause such investment to become disproportionate to his or her net worth, (v) has such knowledge and experience in financial and business matters that the Optionee is capable of evaluating the risks and merits of an investment in the Company, and (vi) is not relying on the Company respecting the tax or other economic considerations of an investment in the Common Stock purchasable hereunder;

                    (c) In the Optionee's position with the Company, the Optionee has had both the opportunity to ask questions and receive answers from the officers and directors of the Company respecting the Company and an investment in the shares of Common Stock purchasable hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense; however, no oral representations have been made or oral information furnished to the Optionee or his or her representatives respecting an investment in the shares of Common Stock purchasable hereunder;

                    (d) Anything in this Agreement to the contrary notwithstanding, the Optionee hereby agrees that he or she shall not sell, transfer by any means or otherwise dispose of the shares acquired by the Optionee without registration under the Act and applicable state securities laws unless (i) an exemption from the Act and applicable state securities laws is available, and (ii) the Optionee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt;

                    (e) The Optionee is aware that the Company shall place stop-transfer orders with its transfer agent against the transfer of any shares of Common Stock purchasable hereunder in the absence of registration under the Act and applicable state securities laws unless the Optionee complies with the provisions of Section 11(d) hereof; and

                    (f) Unless previously registered, the Optionee shall represent and agree at the time of exercise that the shares of Common Stock being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

                12. Right Of First Refusal.

                    (a) In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Common Stock acquired under this Agreement, or any interest in such Common Stock, the Company shall have the right of first refusal (the "Right of First Refusal") with respect to all (and not less than all) of such Common Stock. If the Optionee desires to transfer Common Stock acquired under this Agreement, the Optionee shall give a written transfer notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of shares of Common Stock proposed to be transferred, the proposed transfer price, the name and address of the proposed transferee (the "Transferee") and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Common Stock. The Company shall have the right to purchase all, and not less than all, of the Common Stock on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company. The Company's rights under this Subsection (a) shall be freely assignable, in whole or in part.

                    (b) If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Optionee may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Common Stock subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Optionee is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection
(a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Common Stock on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Common Stock was to be made in a form other than cash or cash equivalents paid at the time of transfer, the

Company shall have the option of paying for the Common Stock with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

                    (c) In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Common Stock subject to this Paragraph 12 or into which such Common Stock thereby become convertible shall immediately be subject to this Paragraph 12. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Common Stock subject to this Paragraph 12.

                    (d) Any other provision of this Paragraph 12 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Optionee desires to transfer Common Stock, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

                    (e) This Paragraph 12 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to the Optionee's spouse, children or to a trust established by the Optionee for the benefit of the Optionee or the Optionee's spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any Common Stock acquired under this Agreement, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Paragraph 12 shall apply to the Transferee to the same extent as to the Optionee.

                    (f) If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Common Stock to be purchased in accordance with this Paragraph 12, then after such time the person from whom such Common Stock are to be purchased shall no longer have any rights as a holder of such Common Stock (other than the right to receive payment of such consideration in accordance with this Agreement). Such Common Stock shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

                13. (a) Binding Successors. Subject to the provisions of Section 6 hereof, this Agreement shall be binding upon and inure to the benefit of each party hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.

                    (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                    (c) Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

                    (d) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be modified or amended only by an instrument in writing signed by the party against whom enforcement is sought.

                    (e) Notices. Any notice, demand, request or consent to be given or served in connection herewith shall be in writing and shall be deemed to have been given and received by the respective parties designated therein on the day on which delivered by messenger to the receiving party at the address set forth herein (or at such other address as such party shall specify to the other parties in writing pursuant to this Section) or, if sent by certified or registered mail, postage prepaid, return receipt requested, on the second day after the day on which mailed to such party at such address.

                    (f) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such state.

                    (g) Legends. All certificates evidencing Common Stock purchased under this Agreement shall bear the following legend:

                "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

                "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first set forth above.

                                        ABOVENET COMMUNICATIONS, INC.


                                        By:
                                            -----------------------------------
                                            Name:  Sherman Tuan
                                            Title:  Chief Executive Officer and
                                            Member of the Board of Directors


                                        OPTIONEE



                                        ---------------------------------------
                                        Warren Kaplan


                                        Address of Optionee:


                                        14690 Stoneridge Drive
                                        Saratoga, CA 95070

                                    EXHIBIT A

                      FORM OF NOTICE OF EXERCISE OF OPTION




--------------------------------
              (Date)

AboveNet Communications, Inc.
50 West San Fernando Street, Suite #1010
San Jose, California  95113

Ladies and Gentlemen:

                In accordance with the Stock Option Agreement (the "Stock Option Agreement") dated as of November 10, 1997 between me and AboveNet
Communications, Inc. ("the Company"), I wish to purchase _______ shares of common stock of the Company.

                I hereby certify that the representations I made in the Stock Option Agreement are true and correct on and as of the date hereof.

                As payment for my shares, enclosed is my check payable to AboveNet Communications, Inc. in the amount of $_______ and/or securities of the Company having a value of $______ as determined in accordance with the Stock Option Agreement.

                Kindly forward to me a stock certificate issued in my name at your earliest convenience. I understand that delivery of the shares will take approximately two weeks.



Very truly yours,


----------------------------------
(Signature)


----------------------------------
(Print name)


Address:
        --------------------------

----------------------------------

----------------------------------


Social Security No.
                   ---------------


                                      E-1